Exhibit 10.41

Second Amendment To Amended and Restated Credit Agreement

     This Second Amendment to the Amended and Restated Credit Agreement dated as of April 12, 2004 (this “Second Amendment”), is entered into among Technical Olympic USA, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto and Citicorp North America, Inc. (“CNAI”), as agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”), and amends that certain Amended and Restated Credit Agreement dated as of April 4, 2003 (as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Borrower, the Lenders, the Issuers, and CNAI as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

     WHEREAS, the Borrower has requested an amendment to the Credit Agreement to provide for (i) an increase in the amount of Revolving Credit Commitments available under the Credit Agreement from $315,000,000 to $350,000,000, subject to the execution of joinder agreements by Bank United, FSB and Branch Banking and Trust Company, each in form and substance satisfactory to the Administrative Agent, pursuant to which such financial institutions become Lenders under the Credit Agreement, (ii) the reduction to zero of the available facility increase provisions set forth to Section 2.19 (Facility Increase), (iii) an increase in the maximum aggregate amount of Letter of Credit Obligations the Borrower may have outstanding at any time from $125,000,000 to $175,000,000, (iv) an exception from the prohibition on Restricted Payments to permit the Borrower to pay dividends or make distributions in respect of its common stock in common stock of the Borrower, and (v) Letters of Credit that expire after the Scheduled Termination Date, in each case on the terms described herein;

     WHEREAS, the Borrower has requested that the Lenders consent to such amendments to the Credit Agreement as described herein;

     WHEREAS, pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the consent of each Lender is required to modify those provisions of the Credit Agreement as requested by the Borrower;

     NOW, THEREFORE, in consideration of the above premises, the Borrower and the Lenders party hereto agree as follows:

     SECTION 1. Second Amendment to the Credit Agreement. The Credit Agreement is, effective as of the Second Amendment Effective Date (as defined below), hereby amended as follows:

     (a) Subject to the execution of joinder agreements by Bank United, FSB and Branch Banking and Trust Company, each in form and substance satisfactory to the Administrative Agent, pursuant to which such financial institutions become Lenders under the Credit Agreement, Schedule I (Revolving Credit Commitments) to the Credit Agreement is hereby amended and restated in its entirety and replaced with a new Schedule I (Revolving Credit Commitments) as set forth on Annex A attached hereto.

     (b) Section 1.1(Defined Terms) of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate place to preserve the alphabetical order of the definitions in such section:

     (i) “Liquidity Event Period” means any period (a) beginning on the first date on which (i) an Event of Default occurs, (ii) the Available Credit plus the amount of Unrestricted Cash is less than $50,000,000 for three consecutive Business Days, or (iii) the date which is 30 days prior to the Scheduled Termination Date, and (b) ending on the first date on which all of the following are true (i) no Event of Default is continuing, (ii) the Available Credit plus the amount of Unrestricted Cash has been greater than $50,000,000 for 20 consecutive Business Days, and (iii) the date which is 30 days prior to the Scheduled Termination Date has not occurred.

     (ii) “Second Amendment” means the Second Amendment, dated April 12, 2004, to this Agreement, among the Borrower, the Administrative Agent and the Lenders party thereto.”

     (iii) “Second Amendment Effective Date” has the meaning set forth in Section 2 (Conditions Precedent to the Effectiveness of this Second Amendment) of the Second Amendment.

     (c) Section 2.4 (Letters of Credit) of the Credit Agreement is hereby amended by deleting, in clause (a)(iv) thereof, the figure “$125,000,000” and replacing it with the figure “$175,000,000”.

     (d) Section 2.4 (Letters of Credit) of the Credit Agreement is hereby further amended by deleting in its entirety clause (b) thereof and replacing it with the following:

     “In no event shall the expiration date of any Letter of Credit, (i) be more than one year after the date of Issuance thereof, or (ii), except as provided below, be less than thirty days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof, prior to the Scheduled Termination Date, for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above except as provided below); and provided, further, that from and after the Second Amendment Effective Date, Letters of Credit may be issued having (or be renewed to have) an expiration date after the Scheduled Termination Date. Upon the commencement of and during the continuation of a Liquidity Event Period, the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent’s office referred to in Section 11.8 (Notices, Etc.) for deposit in a Cash Collateral Account, an amount equal to 105% of the undrawn amount of any outstanding Letters of Credit having an expiration date occurring after the Scheduled Termination Date. Amounts held in such Cash Collateral Account shall be applied by the Administrative Agent to the payment of all Obligations in respect of such Letters of Credit. As such Letters of Credit expire, are cancelled and returned to the Issuer or are drawn upon and the Obligations in respect thereof are paid, the unused portion of the amounts in such Cash Collateral Account, if any, shall be applied in accordance with clause (f) of Section 2.13 (Payments and Computations) or, if (x) a Liquidity Event Period is

no longer continuing or (y) all such Letter of Credit Obligations that are not cash collateralized have been paid in full, returned to the Borrower. Notwithstanding the foregoing, no amount held in such Cash Collateral Account shall be returned to the Borrower after the termination of the Revolving Credit Commitments until all of the Obligations have been paid in full. The Administrative Agent shall promptly give notice of any such application described above; provided, however, that the failure to give such written notice shall not be a breach of this agreement, and the Administrative Agent shall have no liability whatsoever for any such failure, and any such failure shall not affect the validity or effectiveness of such application. If any Letters of Credit remain outstanding after the Scheduled Termination Date, the Borrower shall use its best efforts to have all such outstanding Letters of Credit returned to the Issuer for cancellation.”

     (e) Section 2.19 (Facility Increase) of the Credit Agreement is hereby amended by inserting, at the end thereof, the following sentence:

     “Notwithstanding the foregoing, from and after the Second Amendment Effective Date, the amount of the Facility Increase available shall be zero absent a vote of all Lenders affected thereby in accordance with Section 11.1 (Amendments, Waivers, Etc.) to establish a new Facility Increase amount.”

     (f) Section 8.5 (Restricted Payments) is hereby amended by deleting the punctuation “.” at the end of clause (b) thereof, inserting the punctuation and words “; and” in its place and inserting a new clause (c) at the end of Section 8.5 (Restricted Payments) as follows:

     (c) dividends and distributions on the common Stock of the Borrower paid solely in shares of the common Stock of the Borrower.

     SECTION 2. Conditions Precedent to the Effectiveness of this Second Amendment.

     (a) This Second Amendment shall become effective as of the date hereof on the date (the “Second Amendment Effective Date”) when the following conditions precedent have been satisfied:

     (i) Certain Documents. The Administrative Agent shall have received on or before the Second Amendment Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient originally executed copies for each of the Lenders:

     (A) this Second Amendment, duly executed by the Borrower and the Administrative Agent;

     (B) the Acknowledgment attached hereto, executed by each Guarantor;

     (C) The Consent of Lenders, in the form attached hereto as Exhibit A (each a “Lender Consent”) executed by each Lender;

     (D) a favorable opinion of Greenberg Traurig, LLP, counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders (including any additional lenders) as to the enforceability of this Second Amendment and the enforceability of the Credit Agreement, the Guaranty, the Pledge Agreement and the other Loan Documents after giving effect to this Amendment, and addressing such other matters as the Administrative Agent or any Lender through the Administrative Agent may reasonably request, including, without limitation, no conflicts with the Constituent Documents of each Loan Party, any Requirements of Law or any material agreements; and

     (E) such additional documentation as the Administrative Agent or, if appropriate, any Lenders may reasonably require.

     (ii) Representations and Warranties. Each of the representations and warranties made by the Borrower or the other Loan Parties in or pursuant to the Credit Agreement, as amended by this Second Amendment, and the other Loan Documents to which the Borrower or any of the other Loan Parties is a party or by which the Borrower or any of the Loan Parties is bound, shall be true and correct in all material respects on and as of the Second Amendment Effective Date (other than representations and warranties in any such Loan Document that are expressly limited to a specific date).

     (iii) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Second Amendment shall be satisfactory in all respects, including without limitation, form and substance, to the Administrative Agent in its sole discretion.

     (iv) No Events of Default. No Event of Default or Default shall have occurred and be continuing on the Second Amendment Effective Date.

     (v) No Litigation. No litigation shall have been commenced against any Loan Party or any of its Subsidiaries, either on the date hereof or the Second Amendment Effective Date, seeking to restraint or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Amendment or the Credit Agreement or any Credit Document, in either case as amended hereby; and

     (vi) Fees and Expenses Paid. The Borrower shall have paid all fees and expenses due, after giving effect to this Second Amendment, on or before the Second Amendment Effective Date including, without limitation, the fees set forth in Section 5 hereof and all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and all other Loan Documents) and all other costs, expenses and fees due under any Loan Document.

     SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that (a) as of the date hereof, and after giving effect to the amendments contained herein, no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of such Borrower contained in Article IV (Representations and Warranties) of the Credit Agreement and in any other Loan Document are true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (other than representations and warranties in any such Loan Document expressly that are limited to a specific date).

     SECTION 4. Reference to and Effect on the Loan Documents.

     (a) Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended hereby, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

     (c) The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy under the Credit Agreement or any of the Loan Documents of any Lender, any Issuer, the Administrative Agent, the Collateral Monitoring Agent, or the Swing Loan Lender nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

     SECTION 5. Fees, Costs and Expenses. The Borrower agrees to pay on demand in accordance with the terms of Section 11.3 (Costs and Expenses) of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Second Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

     SECTION 6. Execution in Counterparts. This Second Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

     SECTION 7. Governing Law. This Second Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.

[Signature Pages Follow]

     IN WITNESS WHEREOF, this Second Amendment has been duly executed on the date set forth above.

Technical Olympic, USA as Borrower
By: /s/ Patricia M. Petersen Name: Patricia M. Petersen Title: Vice President and General Counsel

Citicorp North America, Inc., as Administrative Agent
By: /s/ Michael Chiopak Name: Michael Chiopak Title: Vice President

Citibank, N.A., as Issuer
By: /s/ Michael Chiopak Name: Michael Chiopak Title: Vice President

Acknowledgment

     Reference is hereby made to the Guaranty, the Pledge Agreement and the other Loan Documents to which each of the undersigned is a party.

     Each of the undersigned Guarantors hereby consents to the terms of the foregoing Second Amendment to the Credit Agreement and agrees that the terms thereof shall not affect in any way its obligations and liabilities under the undersigned’s Loan Documents, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

Alliance Insurance and Information	TOI, LLC
Services, L.L.C.	Tousa Associates Services Company
Engle Homes Delaware, Inc.	TOUSA Financing, Inc.
Engle Homes Residential Construction, L.L.C.	TOUSA Homes, Inc. f/k/a Engle Homes, Inc.
Engle/James, LLC	TOUSA Delaware, Inc.
McKay Landing, LLC	TOUSA Ventures, LLC
Newmark Homes, L.L.C.	Universal Land Title Investment #1, L.L.C.
Newmark Homes L.P.	Universal Land Title Investment #2, L.L.C.
Newmark Homes Purchasing, L.P.	Universal Land Title Investment #3, L.L.C.
Pacific United L.P.	Universal Land Title Investment #4, L.L.C.
Preferred Builders Realty, Inc.	Universal Land Title of Colorado, Inc.
Preferred Home Mortgage Company	Universal Land Title of South Florida, Ltd.
Prestige Abstract & Title, L.L.C.	Universal Land Title of Texas, Inc.
Professional Advantage Title, Ltd.	Universal Land Title of the Palm Beaches,
Silverlake Interests, L.C.	Ltd.
The Century Title Agency, Ltd.	Universal Land Title, Inc.

By:	/s/ Patricia M. Petersen
	Name:	Patricia M. Petersen
	Title:	Authorized Representative

DP-NH Management, L.L.C.	Newmark Homes Business Trust
DP-NH Investments, L.P.
Silver Oak Trails, L.P.
By: /s/ Patricia M. Petersen Name: Patricia M. Petersen Title: Vice-President and General Counsel of Technical Olympic USA, Inc., Authorized Representative	By: /s/ Randy Kotler Name: Randy Kotler Title: Managing Trustee

Exhibit A

Form of Consent of Lenders

to
Second Amendment to Amended and Restated Credit Agreement

     Each of the undersigned is a Lender party to that certain Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of April 4, 2003 entered into among Technical Olympic USA, Inc., a Delaware Corporation (the "Borrower”), the Lenders and Issuers party thereto and Citigroup North America, Inc. (“CNAI”) as agent for the Lenders and Issuers (in such capacity, the "Administrative Agent”).

     Each of the undersigned hereby consents, pursuant to and in accordance with Section 11.1 (Amendments, Waivers, Etc.,) of the Credit Agreement, to the amendments and other terms of that certain Second Amendment, dated as of April 12, 2004, to the Credit Agreement (the “Second Amendment”) and acknowledges and agrees to be bound by the terms of such Second Amendment and that the terms of such Second Amendment shall not affect its obligations and liabilities as a Lender under the Loan Documents (other than as expressly described in such Amendment), that all of such obligations and liabilities remain in full force and effect and are hereby reaffirmed.

     Each of the undersigned Lenders hereby further acknowledges its Revolving Credit Commitment in the amount set forth opposite its name on Schedule I (Revolving Credit Commitments) to the Second Amendment.

     This consent may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same consent. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this consent. Notices to parties hereto shall be given as provided in the Amendment.

     The terms of this consent shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     This consent shall be governed by and construed in accordance with the law of the State of New York.

Dated as of April 12, 2004.